Exhibit 99.2

INLAND RETAIL REAL ESTATE TRUST, INC.

REIT QUALITATIVE INDEX 2004

NET WORTH OF RETAIL TENANTS RANKED AMONG THE TOP 20

BASED ON RENTAL INCOME, AS OF OCTOBER 2004

INLAND RETAIL REAL ESTATE TRUST, INC.

2004	2003	Name of	Annual Net
Rank	Rank	Tenant	Rent	% of Total	Net Worth

1	1	Publix Supermarkets	$18,637,764	4.97	$ 3,169,310,000
2	2	Eckerd Drugs	9,657,252	2.57	6,021,800,000	(1)
3	3	Circuit City	9,459,684	2.52	2,224,000,000
4	17	WalMart	9,389,448	2.50	43,623,000,000
5	5	PetsMart	7,476,732	1.99	839,155,000
6	12	Bi-Lo Grocery (Ahold)	7,291,872	1.94	10,860,000,000	(2)
7	6	Michaels Stores	6,903,588	1.84	1,167,298,000
8	18	Lowes Home Centers	6,308,340	1.68	10,309,000,000
9	7	Ross Dress for Less	6,111,420	1.63	755,419,000
10	4	Linens N Things	5,980,332	1.59	769,719,000
11	14 (T)	Dicks Sporting Goods	5,965,536	1.59	242,981,000
12	10	Goody's Family Clothing	5,840,340	1.56	228,770,000
13	N/R	Kroger	5,699,448	1.52	10,587,000,000
14	8	Kohl's Dept. Stores	5,516,520	1.47	4,191,339,000
15	N/R	Stop & Shop (Ahold)	4,936,248	1.32	10,860,000,000	(2)
16	14 (T)	Bed, Bath & Beyond	4,889,652	1.30	1,999,820,000
17	19	Barnes & Noble	4,878,888	1.30	1,259,659,000
18	N/R	Best Buy	4,377,504	1.17	3,422,000,000
19	11	Staples	4,054,404	1.10	3,662,900,000
20	9	Old Navy (Gap)	3,918,348	1.15	4,783,000,000

TOTAL				36.71%

(1)	CVS Drug Store Net Worth only- some stores owned by Jean Couteau (Canadian).
(2)	Based on December 31, 2001 information which is the most current information available.

Note: Based on information available through public filings.